UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

Elephant Talk Communications Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-030061	95-4557538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 NW 138TH St. STE 102 Oklahoma City, OK 73134

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (405) 301-6774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On August 17, 2013, Elephant Talk Communications Corp. (the “Company”) issued a Convertible Note to Bernard Moncarey (“Moncarey”) (an affiliate of the Company), due July 2, 2014 (the “Maturity Date”), pursuant to which the Company borrowed a principal amount of €2,000,000 ($2,652,600) at an interest rate of 10% per annum (“Convertible Note”). The Convertible Note permits conversion, in whole or in part, at the option of Moncarey, into a number of shares of common stock, par value $0.00001 of the Company (the “Common Stock”) equal to the quotient of the Outstanding Balance (as defined in the Convertible Note) under the Convertible Note by $0.887 (the “Conversion Price”). In conjunction with the issuance of the Convertible Note, on August 17, 2013, the Company issued a warrant to Moncarey to purchase 1,000,000 shares of restricted Common Stock (the “Moncarey Warrant”). The Moncarey Warrant became exercisable at any time on or after February 17, 2014 at a price of $0.887 per share (the “Exercise Price”). The term of the Moncarey Warrant expires on August 17, 2018.

On July 15, 2014, the Company entered into a Note Conversion Letter Agreement (the “Conversion Agreement”) and a Warrant Amendment Letter Agreement (the “Warrant Amendment”) with Moncarey to, among other things,

•	immediately convert the Convertible Note into a number of shares of Common Stock equal to the quotient of the Outstanding Balance by a reduced Conversion Price of $0.70 per share or 4,238,501 shares of the Company’s Common Stock;

•	amend the Moncarey Warrant to reduce the Exercise Price to $0.70 per share for the remainder of the term; and

•	issue a warrant to Moncarey to purchase 500,000 shares of restricted Common Stock (the “July Warrant” and together with the Conversion Agreement and the Warrant amendment, collectively, the “Transaction”).

The July Warrant is exercisable any time after January 15, 2015 at an exercise price of $0.9228 per share (the closing price of the Company’s Common Stock immediately preceding the date the July Warrant was issued). The term of the July Warrant expires on July 15, 2019.

The Audit and Finance Committee of the Company’s Board of Directors authorized the Transaction in order to immediately satisfy the Company’s obligations under the Convertible Note. The Transaction was subsequently ratified by the Company’s Board of Directors.

The securities underlying the Warrant Amendment, July Warrant and the shares of Common Stock issuable upon conversion of the Convertible Note pursuant to the Conversion Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered and sold only in Europe to an “accredited investor” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated pursuant thereto.

The descriptions of the Conversion Agreement, the Warrant Amendment and the July Warrant are qualified in their entirety by the terms and conditions of the Conversion Agreement, the Warrant Amendment and the July Warrant forms of which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report.

Item 9.01. Financial Statements and Exhibits.

4.1 Form of Note Conversion Letter Agreement, dated July 15, 2014 by and between the Company and Bernard Moncarey.

4.2 Form of Warrant Amendment Letter Agreement, dated July 15, 2014 by and between the Company and Bernard Moncarey.

4.3 Form of Warrant, dated July 15, 2014 by and between the Company and Bernard Moncarey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS CORP.

Date: July 18, 2014	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1 Form of Note Conversion Letter Agreement, dated July 15, 2014 by and between the Company and Bernard Moncarey.

4.2 Form of Warrant Amendment Letter Agreement, dated July 15, 2014 by and between the Company and Bernard Moncarey.

4.3 Form of Warrant, dated July 15, 2014 by and between the Company and Bernard Moncarey.

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